Exhibit 107.1

Calculation of Filing Fee Table

Form S-3

(Form Type)

Aligos Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and

Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

	Equity	Common Stock, par value $0.0001 per share	Rule 457(o)	(1)	(2)	(2)

	Equity	Preferred Stock, par value $0.0001 per share	Rule 457(o)	(1)	(2)	(2)

	Debt	Debt Securities	Rule 457(o)	(1)	(2)	(2)

	Other	Warrants	Rule 457(o)	(1)	(2)	(2)

	Other	Units	Rule 457(o)	(1)	(2)	(2)

	Other	Rights	Rule 457(o)	(1)	(2)	(2)

	Unallocated (Universal) Shelf		Rule 457(o)	(1)	(2)	(2)	$0.00015310	$0.00

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	Unallocated (Universal) Shelf		Rule 415(a)(6)	(1)	(2)	$400,000,000 (3)			Form S-3	333-260774	11/04/2021	$37,080.00(3)

	Total Offering Amounts					$400,000,000(3)		$0.00

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$0.00

(1)

There are being registered hereunder, an indeterminate number or amount, as the case may be, of common stock, preferred stock, debt securities, warrants to purchase common stock, units, and rights, as may be offered by the Registrant from time to time, which together shall have an aggregate initial offering price not to exceed $400,000,000. The securities included hereunder may be sold separately or as units with other securities registered hereunder. The securities included hereunder also include an indeterminate number of securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock splits, stock dividends or similar transactions. Includes rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the registrant of the securities covered by this registration statement and is not specified as to each class of security pursuant to Instruction 2.A.ii.b to Item 16(b) of Form S-3 under the Securities Act.

(3)

The Registrant previously paid registration fees in the aggregate of $37,080.00 with respect to its Registration Statement on Form S-3 (File No. 333-260774) (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) (“Rule 415(a)(6)”) promulgated under the Securities Act, the securities registered pursuant to this Registration Statement on Form S-3 (this “Registration Statement”) include $400,000,000 of securities previously registered on the Prior Registration Statement which remain unsold (the “Unsold Securities”). Pursuant to Rule 415(a)(6), the registration fee of $37,080.00 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the Unallocated Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

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